Douglas Emmett

Fourth Quarter 2013
Earnings Results &
Operating Information

Douglas Emmett, Inc.	EXECUTIVE SUMMARY

We are one of the largest owners and operators of high-quality office and multifamily properties located in the premier coastal submarkets of Southern California and Hawaii. Our properties are concentrated in ten submarkets - Beverly Hills, Brentwood, Burbank, Century City, Honolulu, Olympic Corridor, Santa Monica, Sherman Oaks/Encino, Warner Center/Woodland Hills and Westwood. We focus on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods with significant supply constraints, high-end executive housing and key lifestyle amenities. We operate as a REIT and we are listed on the New York Stock Exchange under the symbol DEI.

FOURTH QUARTER 2013 EXECUTIVE SUMMARY

•
Office Fundamentals: During the fourth quarter, we increased the leased rate of our total office portfolio by over 50 basis points to 92.2% and our occupied percentage by over 80 basis points to 90.4%. Excluding the impact of acquisitions, we increased our leased rate during the full year of 2013 by about 120 basis points and our occupied rate by about 100 basis points. We continue to achieve higher net effective rents year over year in all of our submarkets except for Warner Center, with an increasing number of our leases including annual rent bumps in excess of 3%. On a mark to market basis, the asking rents for our total office portfolio were on average 1.6% higher than our in-place rents.

•	Multifamily Fundamentals: In our multifamily portfolio, which remains fully leased, our average asking rents were 5.3% higher than in the fourth quarter of 2012.

•
Financial Results: For the fourth quarter, we increased our Funds From Operations (FFO) by 13.6% to $64.2 million, our Adjusted Funds From Operations (AFFO) by 14.3% to $51.5 million and our GAAP net income attributable to common stockholders by 48.0% to $8.8 million compared to the fourth quarter of 2012. We increased our 2013 FF0 per share to a record $1.49, up 9.6% from 2012 and 27.4% from 2007, our first full year as a public company (2012 FFO includes an adjustment for interest rate swaps terminated in 2011). In 2013, our AFFO per share increased to a record $1.18, up 12.4% from 2012 and 66.2% from 2007, while our GAAP net income per common share increased by 100.0% to $0.32 compared to 2012.

•	Same Property Cash NOI: Our 2013 same property cash NOI increased by 1.7% compared to 2012.

•
Debt: In December 2013, we closed a four year, $300 million secured revolving credit facility with interest at LIBOR+1.40%. We used $40 million from this facility, along with $110 million of our cash on hand, to pay off a loan scheduled to mature in April 2015. At year end, our net consolidated debt to enterprise value was 44%.

•
Developments: We expect to break ground on an additional 452 apartments at our Moanalua Hillside Apartments in Honolulu by the middle of this year. Construction should take approximately 18 months and cost approximately $100 million, which includes the cost of upgrading the existing 696 apartments and building a brand new community center. In Brentwood, our high-rise apartment project is making good progress through the protracted development process.

•
Dividends: We have increased our projected 2014 annualized dividend to $0.80 per share. With our continued strong AFFO growth, our 2014 projected AFFO payout ratio of 64% (based on the mid point of our current guidance), is among the best of comparable office REITs, giving us strong liquidity, as well as room for additional dividend growth.

•
Guidance: We are establishing our 2014 full year FFO guidance range of $1.57 - $1.63 per diluted share, and our AFFO guidance range of $1.18 - $1.24 per diluted share. Please see our 2014 guidance detail on page 22.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	TABLE OF CONTENTS

___________________________________________________
Forward Looking Statements
This Fourth Quarter 2013 Earnings Results and Operating Information supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy, such as the global financial crisis that started in approximately 2008; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on previously reported forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Earnings Package.

Douglas Emmett, Inc.	CORPORATE DATA
as of December 31, 2013

Office Portfolio	Consolidated	Total Portfolio
Number of office properties	52	60
Square feet (in thousands)	13,271	15,094
Leased rate, including properties acquired during the year(1)	92.2%	92.2%
Occupied rate, including properties acquired during the year(1)	90.6%	90.4%

Multifamily Portfolio
Number of multifamily properties		9
Number of multifamily units		2,868
Multifamily leased rate		99.5%

Market Capitalization (in thousands, except price per share)
Closing price per share of common stock (NYSE:DEI)	$23.29
Shares of common stock outstanding	142,605
Fully diluted shares outstanding	174,957
Equity capitalization(2)	$4,074,751
Net debt(3)	$3,196,934
Total enterprise value	$7,271,686
Net debt/total enterprise value	44%

__________________________________________

(1)
These statistics include the impact of property acquisitions during 2013, and so may not be directly comparable to statistics from prior quarters. We often seek to use our operating platform to create value by acquiring buildings with greater vacancy than our portfolio. Excluding the impact of acquisitions during 2013, the leased rate for our total office portfolio was 92.3% and the occupied rate was 90.6%.

(2) Common equity capitalization represents our fully diluted shares multiplied by the closing price of our stock on December 31, 2013.

(3)	Net debt represents our consolidated debt, net of our cash and cash equivalents. It excludes the debt of our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	PROPERTY MAP
as of December 31, 2013

Los Angeles Submarkets

Warner Center/Woodland Hills
LA Pierce College
101
405
Tarzana
Encino/Sherman Oaks
Valley Glen
Valley Village
North Hollywood
NoHo Arts District
5
Verdugo Hills
210
Burbank
134
Toluca Lake
Universal Studios
Hollywood Knolls
Glendale
Occidental College
SANTA MONICA MOUNTAINS
101
405
Hollywood
West Hollywood
5
Dodger Stadium
Bel Air Country Club
Getty Museum
UCLA
Beverly Hills
Miracle Mile
Los Angeles
Westwood
Koreatown
Century City
Malibu
Pacific Palisades
Brentwood
10
DOWNTOWN
Santa Monica
Olympic Corridor
10
Santa Monica Municipal Airport
USC
5
Culver City
Crenshaw
405
110
Santa Monica Bay
N
PACIFIC OCEAN
Marina del Rey
Loyola Marymount University

- Warner Center/Woodland Hills
- Santa Monica
- Beverly Hills
- Westwood
- Burbank
- Century City
- Brentwood
- Encino/Sherman Oaks
- Olympic Corridor

Village Park
H2
Pearl City
Waimalu
Alea
Waipahu
Halawa
H1
Honolulu
Ewa Beach
Iroquois Point
Honolulu International Airport
MAMALA BAY
N

Honolulu Submarket

Douglas Emmett, Inc.	BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
as of December 31, 2013

CORPORATE OFFICES

808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

OUR BOARD OF DIRECTORS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board – Douglas Emmett, Inc.
Jordan L. Kaplan	Chief Executive Officer and President – Douglas Emmett, Inc.
Kenneth M. Panzer	Chief Operating Officer – Douglas Emmett, Inc.
Christopher Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Chief Executive Officer – PinnacleCare
Dr. David T. Feinberg	Chief Executive Officer – University of California, Los Angeles (UCLA) Hospital System, Associate Vice Chancellor – UCLA Health Sciences
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer – Macerich Company
William E. Simon, Jr.	Co-chairman, William E. Simon & Sons, LLC

OUR EXECUTIVE OFFICERS
______________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Theodore E. Guth	Chief Financial Officer

For more information, please visit our website at www.douglasemmett.com or contact:

Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

Douglas Emmett, Inc.	BALANCE SHEETS
(unaudited and in thousands)

	December 31, 2013	December 31, 2012

Assets
Investment in real estate:
Land	$867,284	$851,679
Buildings and improvements	5,386,446	5,244,738
Tenant improvements and lease intangibles	759,003	690,120
Investment in real estate, gross	7,012,733	6,786,537
Less: accumulated depreciation	(1,495,819)	(1,304,468)
Investment in real estate, net	5,516,914	5,482,069

Cash and cash equivalents	44,206	373,203
Tenant receivables, net	1,760	1,331
Deferred rent receivables, net	69,662	63,192
Acquired lease intangible assets, net	3,744	4,707
Investment in unconsolidated real estate funds	182,896	149,478
Other assets	28,607	29,827
Total assets	$5,847,789	$6,103,807

Liabilities
Secured notes payable	$3,241,140	$3,441,140
Interest payable, accounts payable and deferred revenue	52,763	45,171
Security deposits	35,470	34,284
Acquired lease intangible liabilities, net	59,543	67,035
Interest rate contracts	63,144	100,294
Dividends payable	28,521	25,424
Total liabilities	3,480,581	3,713,348

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,426	1,412
Additional paid-in capital	2,653,905	2,635,408
Accumulated other comprehensive income (loss)	(50,554)	(82,991)
Accumulated deficit	(634,380)	(574,173)
Total Douglas Emmett, Inc. stockholders' equity	1,970,397	1,979,656
Noncontrolling interests	396,811	410,803
Total equity	2,367,208	2,390,459
Total liabilities and equity	$5,847,789	$6,103,807

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenues:
Office rental:
Rental revenues	$98,464	$96,085	$394,739	$391,447
Tenant recoveries	10,974	10,994	45,144	44,093
Parking and other income	18,738	17,309	74,717	69,736
Total office revenues	128,176	124,388	514,600	505,276

Multifamily rental:
Rental revenues	18,063	17,397	71,209	68,262
Parking and other income	1,437	1,365	5,727	5,461
Total multifamily revenues	19,500	18,762	76,936	73,723

Total revenues	147,676	143,150	591,536	578,999

Operating Expenses:
Office expenses	44,427	43,041	174,952	170,725
Multifamily expenses	4,820	4,812	19,928	19,672
General and administrative	5,890	7,892	26,614	27,943
Depreciation and amortization	49,823	45,778	191,351	184,849
Total operating expenses	104,960	101,523	412,845	403,189

Operating income	42,716	41,627	178,691	175,810

Other income	2,237	794	6,402	2,821
Other expenses	(1,422)	(438)	(4,199)	(1,883)
Income (loss), including depreciation, from unconsolidated real estate funds	(237)	1,054	3,098	(1,710)
Interest expense	(32,716)	(35,697)	(130,548)	(146,693)
Acquisition-related expenses	(74)	—	(607)	—
Net income	10,504	7,340	52,837	28,345
Less: Net income attributable to noncontrolling interests	(1,661)	(1,366)	(7,526)	(5,403)
Net income attributable to common stockholders	$8,843	$5,974	$45,311	$22,942

Net income per common share – basic	$0.06	$0.04	$0.32	$0.16
Net income per common share – diluted	$0.06	$0.04	$0.31	$0.16

Weighted average shares of common stock outstanding - basic	142,603	140,795	142,556	139,791
Weighted average shares of common stock outstanding - diluted	174,600	173,660	174,802	173,120

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Funds From Operations (FFO)
Net income attributable to common stockholders	$8,843	$5,974	$45,311	$22,942
Depreciation and amortization of real estate assets	49,823	45,778	191,351	184,849
Net income attributable to noncontrolling interests	1,661	1,366	7,526	5,403
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	3,873	3,401	15,894	13,311
FFO (before adjustments for terminated swaps)	64,200	56,519	260,082	226,505
Amortization of accumulated other comprehensive income as a result of terminated swaps (1)	—	—	—	8,855
FFO (after adjustments for terminated swaps)	$64,200	$56,519	$260,082	$235,360

Adjusted Funds From Operations (AFFO)
FFO (after adjustments for terminated swaps)	$64,200	$56,519	$260,082	$235,360
Straight-line rent	(1,753)	(227)	(6,470)	(4,511)
Amortization of acquired above and below market leases	(3,723)	(4,132)	(15,693)	(18,094)
Amortization of loan premium	—	—	—	(996)
Amortization of interest rate contracts and deferred loan costs	1,263	948	4,302	4,248
Recurring capital expenditures, tenant improvements and leasing commissions	(10,693)	(11,541)	(43,862)	(43,503)
Non-cash compensation expense	2,509	3,788	10,005	10,583
Adjustments attributable to consolidated joint venture and investment in unconsolidated real estate funds	(293)	(299)	(2,218)	(1,281)
AFFO	$51,510	$45,056	$206,146	$181,806

Weighted average share equivalents outstanding - diluted	174,600	173,660	174,802	173,120
FFO per share- diluted	$0.37	$0.33	$1.49	$1.36
AFFO per share- diluted	$0.30	$0.26	$1.18	$1.05
AFFO payout ratio	60.03%	56.97%	60.00%	54.06%
Dividends per share declared	$0.20	$0.18	$0.74	$0.63
__________________________________________________

(1)
In calculating FFO, we treated certain interest rate swaps as terminated for all purposes in 2011 when they were in fact terminated in connection with refinancing the underlying loans. In contrast, under GAAP, terminated swaps continue to impact net income over their original lives as if they were still outstanding.  We had no swap terminations in 2012 or 2013, so this policy did not affect FFO in the last quarter of 2012 or in any quarter of 2013.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA
(unaudited and in thousands, except statistics)

	As of December 31,
	2013	2012
Same Property Office Statistics(1)
Number of properties	49	49
Rentable square feet (in thousands)	12,775	12,774
Ending % leased	92.3%	91.4%
Ending % occupied	90.7%	89.8%
Quarterly average % occupied	90.5%	89.4%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Ending % leased	99.5%	99.7%

	Three Months Ended December 31,		% Favorable
	2013	2012	(Unfavorable)
Same Property Net Operating Income - GAAP Basis (1)
Total office revenues	$124,263	$123,634	0.5%
Total office expenses	(42,550)	(42,633)	0.2%
Office NOI	81,713	81,001	0.9%

Total multifamily revenues	19,500	18,762	3.9%
Total multifamily expenses	(4,820)	(4,812)	(0.2)%
Multifamily NOI	14,680	13,950	5.2%

Same Property NOI - GAAP basis	$96,393	$94,951	1.5%

Same Property Net Operating Income - Cash Basis (1)
Total office revenues	$120,293	$120,178	0.1%
Total office expenses	(42,596)	(42,679)	0.2%
Office NOI	77,697	77,499	0.3%

Total multifamily revenues	18,660	17,920	4.1%
Total multifamily expenses	(4,820)	(4,812)	(0.2)%
Multifamily NOI	13,840	13,108	5.6%

Same Property NOI - cash basis	$91,537	$90,607	1.0%

____________________________________________________

(1)
Our same property statistics and NOI exclude a 225 thousand square foot office property in Beverly Hills that we acquired in May 2013, a 191 thousand square foot office property in Encino that we acquired in August 2013, a 79 thousand square foot office property in Honolulu (in which we own a two thirds interest) which is currently undergoing a repositioning, and our unconsolidated real estate funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI
TO GAAP NET INCOME
(unaudited and in thousands)

	Three Months Ended December 31,
	2013	2012
Same property office revenues - cash basis	$120,293	$120,178
GAAP adjustments per definition of NOI - cash basis	3,970	3,456
Same property office revenues - GAAP basis	124,263	123,634

Same property office expenses - cash basis	(42,596)	(42,679)
GAAP adjustments per definition of NOI - cash basis	46	46
Same property office expenses - GAAP basis	(42,550)	(42,633)

Office NOI - GAAP basis	81,713	81,001

Same property multifamily revenues - cash basis	18,660	17,920
GAAP adjustments per definition of NOI - cash basis	840	842
Same property multifamily revenues - GAAP basis	19,500	18,762

Same property multifamily expenses - cash basis	(4,820)	(4,812)
GAAP adjustments per definition of NOI - cash basis	—	—
Same property multifamily expenses - GAAP basis	(4,820)	(4,812)

Multifamily NOI - GAAP basis	14,680	13,950

Total same property Net Operating Income (NOI) - GAAP basis	96,393	94,951
Non-comparable office revenues	3,913	754
Non-comparable office expenses	(1,877)	(408)
Total property NOI - GAAP basis	98,429	95,297
General and administrative expenses	(5,890)	(7,892)
Depreciation and amortization	(49,823)	(45,778)
Operating income	42,716	41,627
Other income	2,237	794
Other expense	(1,422)	(438)
(Loss) income, including depreciation, from unconsolidated real estate funds	(237)	1,054
Interest expense	(32,716)	(35,697)
Acquisition-related expenses	(74)	—
Net income	10,504	7,340
Less: Net income attributable to noncontrolling interests	(1,661)	(1,366)
Net income attributable to common stockholders	$8,843	$5,974

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OPERATING RESULTS OF
UNCONSOLIDATED REAL ESTATE FUNDS(1)
(unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Summary Income Statement of Unconsolidated Real Estate Funds(2)	2013	2012	2013	2012
Office revenues	$16,349	$15,547	$63,976	$61,475
Office expenses	(8,282)	(6,218)	(27,321)	(24,460)
NOI	8,067	9,329	36,655	37,015
General and administrative	(107)	(102)	(331)	(280)
Depreciation and amortization	(6,606)	(6,457)	(26,173)	(26,178)
Operating income	1,354	2,770	10,151	10,557
Other income (expense)	28	(39)	28	(37)
Interest expense	(2,931)	(2,575)	(10,980)	(19,412)
Net income (loss)	$(1,549)	$156	$(801)	$(8,892)

FFO of Unconsolidated Real Estate Funds (2)
Net income (loss)	$(1,549)	$156	$(801)	$(8,892)
Add back: depreciation and amortization	6,606	6,457	26,173	26,178
FFO	$5,057	$6,613	$25,372	$17,286

Douglas Emmett's Share of the Unconsolidated Real Estate Funds FFO
Our share of the unconsolidated real estate funds' net income (loss)	$(982)	$283	$(19)	$(4,892)
Add back: our share of the funds' depreciation and amortization	3,856	3,583	15,189	14,021
Equity allocation and basis difference	745	771	3,117	3,182
Our share of the unconsolidated real estate funds' FFO	$3,619	$4,637	$18,287	$12,311

__________________________________________________

(1)
We manage and own significant equity interests in two unconsolidated institutional real estate Funds which own eight Class A office properties, totaling 1.8 million square feet, in our submarkets.  Our ownership interest entitles us to a pro rata share of any distributions based on our ownership (a weighted average of approximately 60% at December 31, 2013 based on square footage), additional distributions based on the total invested capital, and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing our unconsolidated Funds’ properties.

(2)	These amounts represent 100% (not our pro-rata share) of amounts related to the Funds.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEBT BALANCES
(unaudited and in thousands)

Consolidated Debt

Maturity Date		at December 31, 2013 (1)
		Principal Balance		Effective Annual Rate (2)
3/3/2014		$16,140	(3)	LIBOR + 1.85%
2/1/2015		111,920		DMBS + 0.707%	(4)	(Fannie Mae)
3/1/2016		82,000		LIBOR + 0.62%		(Fannie Mae)
6/1/2017		18,000		LIBOR + 0.62%		(Fannie Mae)
10/2/2017		400,000		4.45%	(5)
4/2/2018		510,000		4.12%	(5)
8/1/2018		530,000		3.74%	(5)
8/5/2018		355,000	(6)	4.14%
2/1/2019		155,000	(7)	4.00%
6/5/2019		285,000	(8)	3.85%
3/1/2020	(9)	350,000	(10)	4.46%
11/2/2020		388,080		3.65%	(5)
Total Term Debt		$3,201,140
12/11/2017		40,000		LIBOR + 1.40%	(11)	(Revolving credit facility)
		$3,241,140
____________________________________________________

(1)
As of December 31, 2013, (i) the weighted average remaining life of our outstanding debt was 4.8 years; (ii) of the $2.97 billion of debt on which the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 5.0 years, the weighted average remaining period during which interest was fixed was 3.4 years and the weighted average annual interest rate was 4.05%; and (iii) including the non-cash amortization of interest rate contracts and prepaid financing, the effective weighted average interest rate was 4.18%. Except as otherwise noted, each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity.

(2)	Includes the effect of interest rate contracts and excludes amortization of prepaid financing, all shown on an actual/360-day basis.

(3)	The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(4)	The loan has a $75.0 million tranche bearing interest at DMBS + 0.76% and a $36.9 million tranche bearing interest at DMBS + 0.60%.

(5)
Interest rates effectively fixed through interest rate swaps until the following dates: $400.0 million loan, July 2015; $510.0 million loan, April 2016; $530.0 million loan, August 2016; and $388.1 million loan, November 2017.

(6)	Interest-only until February 2016, with principal amortization thereafter based upon a 30-year amortization table.

(7)	Interest-only until February 2015, with principal amortization thereafter based upon a 30-year amortization table.

(8)	Interest only until February 2017, with principal amortization thereafter based upon a 30-year amortization table.

(9)	We have 2 one-year extension options, which would extend the maturity to March 1, 2020 from March 1, 2018, subject to meeting certain conditions.

(10)	Interest-only until March 2014, with principal amortization thereafter based upon a 30-year amortization table.

(11)	Secured revolving credit facility under which we can borrow up to $300.0 million.

Unconsolidated Debt

	at December 31, 2013
Maturity Date	Outstanding Principal	Our Share of Principal		Effective Annual Rate
4/1/2016	$53,180	$12,898	(1)	5.67%
5/1/2018	325,000	222,980	(2)	2.35%
	$378,180	$235,878
______________________________________________________

(1)	Loan to one of our unconsolidated Funds secured by one property. Requires monthly payments of principal and interest.

(2)
Loan to one of our unconsolidated Funds secured by six properties. Requires monthly payments of interest only, with outstanding principal due upon maturity. The swap fixing the rate on this loan expires on May 1, 2017.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY
as of December 31, 2013

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet	Our Market Share in Submarket
Beverly Hills	8	1,643,911	10.9%	7,741,422	21.2%
Brentwood	14	1,700,889	11.3	3,356,126	50.7
Burbank	1	420,949	2.8	6,733,458	6.3
Century City	3	916,060	6.1	10,064,599	9.1
Honolulu	4	1,716,708	11.4	5,088,599	33.7
Olympic Corridor	5	1,098,073	7.3	3,022,969	36.3
Santa Monica	8	972,795	6.4	8,700,348	11.2
Sherman Oaks/Encino	12	3,372,129	22.3	6,171,530	54.6
Warner Center/Woodland Hills	3	2,855,911	18.9	7,203,647	39.6
Westwood	2	396,808	2.6	4,443,398	8.9
Total	60	15,094,233	100.0%	62,526,096	24.1

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS
as of December 31, 2013

Office Annualized Rent by Submarket

Burbank 3%
Honolulu 10%
Westside LA 52%
Warner Center/Woodland Hills 14%
Sherman Oaks/Encino 21%

Submarket	Percent Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot
Beverly Hills	95.7%	$62,970,420	$41.88	$3.49
Brentwood	92.0	54,913,679	36.65	3.05
Burbank	100.0	15,145,670	35.98	3.00
Century City	98.9	33,553,933	37.61	3.13
Honolulu(3)	88.9	46,125,696	31.75	2.65
Olympic Corridor	92.8	30,813,205	30.79	2.57
Santa Monica(4)	97.2	50,571,389	54.01	4.50
Sherman Oaks/Encino	94.0	98,238,825	31.64	2.64
Warner Center/Woodland Hills	85.1	65,198,413	28.26	2.35
Westwood	92.6	12,689,173	35.19	2.93
Total / Weighted Average	92.2	$470,220,403	34.89	2.91

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended December 31, 2013				$0.08
For the twelve months ended December 31, 2013				$0.24

_______________________________________________________________

(1)	Includes 267,944 square feet with respect to signed leases not yet commenced.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced).

(3)	Includes $3,003,143 of annualized rent attributable to a health club that we operate.

(4)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY
as of December 31, 2013

Submarket	Number of Properties	Number of Units	Units as a Percent of Total
Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit
Brentwood(1)	99.4%	$24,753,032	$2,235
Honolulu	99.5	20,437,104	1,560
Santa Monica(2)	99.9	24,334,284	2,476
Total / Weighted Average	99.5%	$69,524,420	2,044

Recurring Multifamily Capital Expenditures per Unit
For the three months ended December 31, 2013	$133
For the twelve months ended December 31, 2013	$354

________________________________________________________________

(1)
In calculating the percentage of units leased, we removed from the numerator and denominator 21 units at one property which are temporarily unoccupied as a result of damage related to a fire, even though the lost rent from those units is being covered by insurance.

(2)	Excludes 8,013 square feet of ancillary retail space generating annualized rent of $176,532.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION
as of December 31, 2013

Office Tenant Rent Diversification (Percentage of Annualized Rent)
Remaining leases < 20,000 sqft (2,422 leases, avg size: 3,700 sqft), 65.6%
Other leases > 20,000 sqft (102 leases, avg size: 35,500 sqft), 26.7%
Time Warner, 4.7%
William Morris Endeavor 2.0%
Macerich 1.0%

Individual tenants paying more than 1% of aggregate Annualized Rent(1):

Tenant	Number of Leases	Number of Properties	Lease Expiration(2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent
Time Warner(3)	4	4	2015-2023	625,750	4.1%	$22,316,440	4.7%
William Morris Endeavor	1	1	2027	180,967	1.2	9,308,348	2.0
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,803,882	1.0
Total	6	6		897,549	5.9%	$36,428,670	7.7%

(1) Based on minimum base rent in leases expiring after December 31, 2013.

(2) Expiration dates are per leases and do not assume exercise of renewal, extension or termination options.  For tenants with multiple leases, the range shown reflects all leases other than storage and similar leases.

(3) Includes a 10,000 square foot lease expiring in April 2015, a 150,000 square foot lease expiring in April 2016 (the existing subtenant has leased 101,000 square feet of this space commencing on expiration of the current lease and continuing until July 2023), a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION
as of December 31, 2013

Square Feet Under Lease	Number of Leases	Leases as a Percent of Total	Rentable Square Feet		Square Feet as a Percent of Total	Annualized Rent	Annualized Rent as a Percent of Total
2,500 or less	1,294	51.1%	1,778,018		11.8%	$61,381,110	13.1%
2,501-10,000	918	36.3	4,323,116		28.6	146,060,018	31.1
10,001-20,000	211	8.3	2,864,062		19.0	101,330,628	21.5
20,001-40,000	80	3.2	2,131,545		14.1	73,445,368	15.6
40,001-100,000	22	0.9	1,364,748		9.1	51,827,429	11.0
Greater than 100,000	5	0.2	1,015,560		6.7	36,175,850	7.7
Subtotal	2,530	100.0%	13,477,049	(1)	89.3%	470,220,403	100.0%
Signed leases not commenced			267,944		1.8
Available			1,173,719		7.8
Building Management Use			109,383		0.7
BOMA Adjustment(2)			66,138		0.4
Total	2,530	100.0%	15,094,233		100.0%	$470,220,403	100.0%

(1) Average tenant size is approximately 5,300 square feet. Median tenant size is approximately 2,400 square feet.
(2) Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION
as of December 31, 2013

Industry	Number of Leases	Annualized Rent as a Percent of Total
Legal	508	18.9%
Financial Services	328	13.9
Entertainment	177	13.7
Real Estate	193	8.9
Accounting & Consulting	307	8.6
Health Services	322	8.1
Insurance	122	7.2
Retail	191	6.8
Technology	110	4.3
Advertising	69	2.6
Public Administration	68	2.3
Educational Services	27	1.7
Other	108	3.0
Total	2,530	100.0%

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS
as of December 31, 2013

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at December 31, 2013	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)
Short Term Leases	52	173,107	1.1%	$4,769,138	1.0%	$27.55	$27.56
2014	428	1,803,879	12.0	64,135,175	13.6	35.55	35.84
2015	524	2,082,865	13.8	71,433,311	15.2	34.30	35.61
2016	474	2,027,372	13.4	68,788,818	14.6	33.93	36.05
2017	363	1,855,611	12.3	61,793,054	13.1	33.30	36.40
2018	297	1,500,769	10.0	55,734,008	11.8	37.14	41.49
2019	142	1,309,462	8.7	45,536,634	9.7	34.78	39.07
2020	97	831,153	5.5	28,512,523	6.1	34.30	40.71
2021	54	542,391	3.6	20,081,388	4.3	37.02	43.00
2022	30	260,547	1.7	8,812,190	1.9	33.82	42.92
2023	38	601,060	4.0	19,171,875	4.1	31.90	40.16
Thereafter	31	488,833	3.2	21,452,289	4.6	43.88	59.61
Subtotal/Weighted Average	2,530	13,477,049	89.3	470,220,403	100.0	34.89	38.53
Signed leases not commenced		267,944	1.8
Available		1,173,719	7.8
Building Management Use		109,383	0.7
BOMA Adjustment(3)		66,138	0.4
Total/Weighted Average	2,530	15,094,233	100.0%	$470,220,403	100.0%	34.89	38.53

_________________________________________________________________

(1)	Represents annualized rent at December 31, 2013 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS
as of December 31, 2013

	Q1 2014	Q2 2014	Q3 2014	Q4 2014
Expiring SF(1)	285,078	538,318	371,045	609,438
Percentage of Portfolio	2.1%	4.0%	2.8%	4.5%
Expiring Rent per SF(2)	$39.75	$34.35	$36.68	$34.83

Detailed Submarket Data(3)		Q1 2014	Q2 2014	Q3 2014	Q4 2014
Beverly Hills	Expiring SF(1)	21,475	36,225	32,086	41,044
	Expiring Rent per SF(2)	$32.88	$44.63	$47.85	$38.11

Brentwood	Expiring SF(1)	32,660	59,126	38,965	73,926
	Expiring Rent per SF(2)	$38.53	$35.44	$42.85	$33.07

Century City	Expiring SF(1)	—	39,193	15,510	73,801
	Expiring Rent per SF(2)	$—	$36.44	$39.80	$44.34

Honolulu	Expiring SF(1)	5,566	22,226	42,145	37,262
	Expiring Rent per SF(2)	$31.78	$29.91	$32.07	$32.29

Olympic Corridor	Expiring SF(1)	7,898	67,677	40,558	26,786
	Expiring Rent per SF(2)	$27.40	$34.28	$31.76	$33.75

Santa Monica	Expiring SF(1)	43,070	15,050	29,789	37,295
	Expiring Rent per SF(2)	$66.43	$77.13	$42.92	$59.67

Sherman Oaks/Encino	Expiring SF(1)	70,517	92,901	81,958	95,062
	Expiring Rent per SF(2)	$36.66	$33.00	$36.88	$34.43

Warner Center/Woodland Hills	Expiring SF(1)	97,940	204,038	83,740	217,118
	Expiring Rent per SF(2)	$32.54	$29.78	$31.21	$28.00

Westwood	Expiring SF(1)	5,952	1,882	6,294	7,144
	Expiring Rent per SF(2)	$57.29	$32.51	$36.86	$36.33

_________________________________________________________________

(1)
Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of December 31, 2013, other than 173,107 square feet of short term leases. The variations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, although it is also impacted by the varying terms and square footage of the individual leases involved.

(2)	Includes the impact of rent escalations over the entire term of the expiring lease, and thus is not directly comparable to asking rents.

(3)
Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, these numbers should be extrapolated with caution.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY
for the three months ended December 31, 2013

		Rentable Square feet	Percentage
Net Absorption During Quarter(1)		79,551	0.53%

Office Leases Signed During Quarter	Number of leases	Rentable square feet	Weighted Average Lease Term (months)
New leases	70	267,797	57
Renewal leases	99	320,570	50
All leases	169	588,367	53

Change in Rental Rates for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent(3)
Leases executed during the quarter	$33.55	$34.46	N/A
Prior leases for same space	$33.58	$34.62	$36.88
Percentage change	(0.1)%	(0.5)%	(9.0)%

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum
New leases signed during quarter	$32.70	$6.91
Renewal leases signed during quarter	$14.45	$3.46
All leases signed during quarter	$22.76	$5.14

________________________________________________________________

(1)	Excludes any properties acquired during the quarter.

(2)
Represents the average initial stabilized cash rents and straight-line on new and renewal leases executed during the quarter compared to the prior lease on the same space, excluding short term leases and new leases on space which had not been leased for at least a year.

(3)
The percentage change represents the difference in the starting cash rent on leases executed during the quarter compared to the expiring cash rent on the prior leases for the same space, which reflects the impact of rent escalations over the entire term of the expiring lease. The impact on cash revenues in the quarter was offset by the increase in cash revenues due to the annual rent escalations on the continuing in-place leases.

(4)	Represents weighted average tenant improvements and leasing commissions.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	2014 GUIDANCE

2014 OUTLOOK:

Metric	2014 Guidance
Funds From Operations (FFO)	$1.57 to $1.63 per share
Adjusted Funds From Operations (AFFO)	$1.18 to $1.24 per share
Office occupancy rate as of 12/31/2014	1.5% to 2.5% greater than at 12/31/13
Residential leased rate as of 12/31/2014	Essentially fully leased
Same property cash NOI growth rate	Up 2% to 3% from 2013
G&A	$27 million to $28.5 million
Interest expense	$128 million to $129 million
FAS 141 revenue (from above/below market leases)	$22 million to $23 million(1)
Straight-line revenue	$4 million to $5.5 million
Recurring capex (Office)	$0.25 per square foot
Recurring capex (Multifamily)	$450 per unit
Weighted average diluted shares	175 million to 176 million(2)
____________________________________

(1)	Assumes that we exercise our option to purchase the land under one of our office buildings in Honolulu, which accelerates the remaining FAS 141 balance on our ground lease for that building.
(2) The variation depends on the market price for our common stock and not on any stock issuances.

These projections are forward looking statements and reflect our views of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the impact of various events, some of which are referenced in this earnings package or during our quarterly conference calls. Except as disclosed, this guidance does not include the impact on operating results from possible future property acquisitions or dispositions, other possible capital markets activity and possible future impairment charges. There can be no assurance that our actual results will not differ materially from the estimates set forth above.

NOTE:  Please see the page titled "Definitions" at the end of this Earnings Package for certain definitions.

Douglas Emmett, Inc.	DEFINITIONS

Adjusted Funds From Operations (AFFO):  We calculate AFFO by subtracting from FFO (as adjusted for terminated swaps - see FFO definition below) straight-line rent, amortization of acquired above and below market leases, amortization of loan premiums, recurring capital expenditures, tenant improvements and leasing commissions, and adjustments attributable to consolidated joint ventures and investment in unconsolidated real estate funds, and by adding amortization of interest rate contracts and deferred loan costs and non-cash compensation expense.  AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO is not intended to represent cash flow, but may provide an additional perspective on our operating results and ability to fund cash needs and pay dividends.  As a widely reported measure of the performance of REITs, AFFO is also used by some investors to compare our performance with other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs. AFFO should be considered only as a supplement to net income as a measure of our performance.

Annualized Rent:  Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the measurement date (does not include 267,944 square feet with respect to signed leases not yet commenced at December 31, 2013).  For our triple net Burbank and Honolulu office properties, annualized rent is calculated by adding expense reimbursements to base rent. Annualized rent does not include lost rent covered by insurance.

Diluted Shares:  Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and represent ownership in our company through shares of common stock, units in our Operating Partnership and other convertible equity instruments.

Funds From Operations (FFO):  We calculate FFO before noncontrolling interests in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). Although we adjust FFO, adjusted to treat debt interest rate swaps as terminated for all purposes in the quarter of termination (see footnote 1 on page 8 for details), that had no impact in the fourth quarter of 2012 or in any quarter in 2013.  FFO is a non-GAAP financial measure which represents net income calculated in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred loan costs), and after adjustments for investments in unconsolidated real estate funds.  We provide FFO as a supplemental performance measure because, by excluding real estate depreciation, amortization and gains and losses from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO is used by some investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs.  FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Net Operating Income (NOI):  NOI is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate. We present two forms of NOI:

•
“NOI - GAAP basis” is calculated by excluding the following from our net income : general and administrative expense, depreciation and amortization expense, other income, other expense, income (or loss) including depreciation from unconsolidated real estate funds, interest expense, acquisition related expenses, and net income attributable to noncontrolling interests.

•	“NOI - Cash basis” is calculated by excluding from GAAP basis NOI our straight-line rent and the amortization of acquired above and below market leases.

Douglas Emmett, Inc.	DEFINITIONS

 We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, NOI is used by some investors as a basis to compare our operating performance with that of other REITs.   However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations.  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs' NOI. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

Occupancy Rate:  Represents percent leased, not including signed leases not yet commenced, as of December 31, 2013.

Properties Owned:  Our "Consolidated Portfolio" includes all properties included in our consolidated results, of which we own 100% except for a 79,000 square foot property owned by a joint venture in which we own a 66.67% interest. Our "Total Portfolio" includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

Quarterly Average Percent Occupied: Represents the average of the percentage occupied on the last day of the current and prior quarter.

Rentable Square Feet:  Based on BOMA 1996 remeasurement.  At December 31, 2013, total consists of 13,744,993 leased square feet (including 267,944 square feet with respect to signed leases not commenced), 1,173,719 available square feet, 109,383 building management use square feet and 66,138 square feet of BOMA 1996 adjustment on leased space.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Shares of Common Stock Outstanding:  Represents undiluted common shares outstanding as of December 31, 2013, and therefore excludes units in our Operating Partnership and other convertible equity instruments.

Short Term Leases:  Represents leases that expired on or before the measurement date or had a term of less than one year, including, for example, hold over tenancies, month to month leases and other short term occupancies.